EXHIBIT 10.15

EMPLOYMENT SEPARATION AGREEMENT

PDI, Inc., a Delaware corporation (the “Company”), having its principal place of business at 1 Route 17 South, Saddle River, New Jersey 07458, and Kevin Connolly (the “Executive”), agree:

1. Employment. The Company hereby employs the Executive as EVP-General Manager commencing on June 1, 2005 which employment shall terminate upon reasonable notice by either party, for any reason. Executive understands and agrees that his employment with the Company is at will and can be terminated by either party, with or without notice, and for any or no reason.

2. Termination Benefits.

a. In further consideration for Executive’s agreement to execute the PDI Confidentiality, Non-Solicitation and Covenant Not to Compete Agreement (the “Confidentiality Agreement”), the Company agrees that if it terminates the Executive’s employment on or before May 31, 2007: (i) without cause; (ii) due to a change in market conditions; or (iii) in connection with a Change of Control (as defined below) or the Executive terminates his employment due to the occurrence of any of the conditions described in Section 2b. below in connection with a Change of Control, the Executive shall be paid a lump sum payment equal to the product of twelve (12) times his Base Monthly Salary (as defined below), subject to withholding for applicable federal, state and local income and employment related taxes (the “Severance Payment”), and the Company will accelerate the vesting of all equity based compensation, including but not limited to any stock grant, option or other form of compensation, so that all such compensation is fully vested and exercisable upon separation through the end of 12 months from separation. The Company will amend any applicable plan to effectuate this agreement or, if legally prohibited, will pay the monetary value of such compensation; provided the Executive executes and does not revoke the PDI Agreement and General Release given to him upon termination. The Executive shall continue to be bound by the confidentiality, non-solicitation, non-competition and other provisions set forth in the Confidentiality Agreement for the periods set forth therein.

No termination benefits will be paid if the Executive resigns or terminates his employment for any reason other than for reasons set forth in Section 2(b) below, or the Company terminates the Executive’s employment for Cause (as defined below) as determined by the Chief Executive Officer, the President or the Board of Directors (the “Board”) of the Company.

b. Subject to the terms and conditions set forth in Section 2a. above, the Executive shall be entitled to a Severance Payment if he terminates his employment within two years following the occurrence of a Change in Control because (i) the Executive suffers a material adverse change in his status, title, position or responsibilities; (ii) the Executive suffers a reduction in his annual base salary; (iii) the Executive suffers a reduction in long term or deferred compensation or other incentive opportunities; or (iv) the Executive suffers a material adverse change in his working conditions; provided, however, that with respect to items (i) through (iv) above, within 30 days of written notice by the Executive, the Company has not cured, or commenced to cure, such adverse change, reduction or breach.

3. Definitions.

a. Cause shall mean (1) the willful failure or refusal to perform lawful directives of the Company; (2) a willful violation of the Company’s policies and procedures that has a material adverse impact upon the Company; (3) the willful failure to adhere to moral and ethical business principles; (4) Executive's conviction of a felony, or a misdemeanor involving fraud or dishonesty (including entry of a nolo contendere plea); or (5) any act of dishonesty or fraud in the commission of his duties, provided, however; that as to items (1) and (3) above, the Company will provide thirty (30) days advance written notice and an opportunity for Executive to cure such alleged breach.

b. Base Monthly Salary shall mean an amount equal to one-twelfth of the sum of the Executive's then current annual base salary. Base Monthly Salary shall not include incentives, bonus(es), health and welfare benefits, car allowances, long term disability insurance or any other compensation or benefit provided to employees of the Company at the executive level.

c. Change of Control shall mean (1) any merger by the Company into another corporation or corporations which results in the stockholders of the Company immediately prior to such transaction owning less than 55% of the surviving corporation; (2) any acquisition (by purchase, lease or otherwise) of all or substantially all of the assets of the Company by any person, corporation or other entity or group thereof acting jointly; (3) the acquisition of beneficial ownership, directly or indirectly, of voting securities of the Company (defined as common stock of the Company or any securities having voting rights that the Company may issue in the future) and rights to acquire voting securities of the Company (defined as including, without limitation, securities that are convertible into voting securities of the Company (as defined above) and rights, options, warrants and other agreements or arrangements to acquire such voting securities) by any person, corporation or other entity or group thereof acting jointly, in such amount or amounts as would permit such person, corporation or other entity or group thereof acting jointly to elect a majority of the members of the Board, as then constituted; or (4) the acquisition of beneficial ownership, directly or indirectly, of voting securities and rights to acquire voting securities having voting power equal to 25% or more of the combined voting power of the Company’s then outstanding voting securities by any person, corporation or other entity or group thereof acting jointly unless such acquisition as is described in this part (4) is ex-pressly approved by resolution of the Board passed upon affirmative vote of not less than a majority of the Board and adopted at a meeting of the Board held not later than the date of the next regularly scheduled or special meeting held following the date the Company obtains actual knowledge of such acquisition (which approval may be limited in purpose and effect solely to affecting the rights of Executive under this Employment Separation Agreement (this “Agreement”). Notwithstanding the preceding sentence, (i) any transaction that involves a mere change in identity form or place of organization within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended, or a transaction of similar effect, shall not constitute a Change in Control.

4.  Integration; Amendment; Assignment. This Agreement and the Confidentiality Agreement constitute the entire agreement between the parties hereto with respect to the matters set forth herein and supersede and render of no force and effect all prior understandings and agreements between the parties with respect to the matters set forth herein. No amendments or additions to this Agreement or the Confidentiality Agreement shall be binding unless in writing and signed by both parties. This agreement shall be binding upon the Company’s successors and assigns and Executive shall be able to enforce this Agreement as to the Company’s successors and assigns.

5.  Governing Law; Headings. This Agreement and its construction, performance and enforceability shall be governed by, and construed in accordance with, the laws of the State of New Jersey, without regard to its conflicts of law provisions. Headings and titles herein are included solely for convenience and shall not affect, or be used in connection with, the interpretation of this Agreement.

6.  Jurisdiction. Except as otherwise provided for herein, each of the parties (a) irrevocably submits to the exclusive jurisdiction of any state court sitting in Bergen County, New Jersey or federal court sitting in New Jersey in any action or proceeding arising out of or relating to this Agreement; (b) agrees that all claims in respect of the action or proceeding may be heard and determined in any such court; (c) agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court; and (d) waives any right such party may have to a trial by jury with respect to any action or proceeding arising out of or relating to this Agreement. Each of the parties waives any defense of inconvenient forum to the maintenance of any action or proceedings so brought and waives any bond, surety or other security that might be required of any other party with respect thereto. Any party may make service on another party by sending or delivering a copy of the process to the party to be served at the address set forth above or such updated address as may be provided to the other party. Nothing in this Section 6, however, shall affect the right of any party to serve legal process in any other manner permitted by law.

IN WITNESS WHEREOF the parties have duly executed this Employment Separation Agreement as of the date first above written.

EXECUTIVE

____/s/ Kevin Connolly_____
Kevin Connolly

Dated: ___5/23/05____________

PDI, INC.

By: ____/s/ Charles T. Saldarini______________
Charles T. Saldarini
Vice Chairman and Chief Executive Officer

Dated: _________________________________